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                                                                    EXHIBIT 3.1



                           CERTIFICATE OF RETIREMENT
                                       OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                      SERIES B CONVERTIBLE PREFERRED STOCK
                      SERIES C CONVERTIBLE PREFERRED STOCK
                                      AND
                      SERIES D CONVERTIBLE PREFERRED STOCK
                                       OF
                             FUISZ TECHNOLOGIES LTD

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                     Pursuant to Section 243 of the General
                    Corporation Law of the State of Delaware

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                 Fuisz Technologies Ltd., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         FIRST: Article FOURTH of the Corporation's Fourth Amended and Restated Certificate of Incorporation, as amended by that certain Certificate of Amendment of the Fourth Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") authorizes the issuance of 127,500 shares of Series A Convertible Preferred Stock, 200,000 shares of Series B Convertible Preferred Stock, 612,106 shares of Series C Convertible Preferred Stock and 383,750 shares of Series D Convertible Preferred Stock (the "Convertible Preferred Stock").

         SECOND: On December 20, 1995 all of the shares of the Convertible Preferred Stock were converted into shares of Common Stock of the Corporation, and pursuant to the terms of Article FOURTH of the Certificate of Incorporation, all of the Convertible Preferred Stock of the Corporation was retired.

         THIRD: Article FOURTH of the Corporation's Certificate of Incorporation prohibits the reissuance of such shares.

         FOURTH: Pursuant to the provisions of Section 243(b) of the General Corporation Law of Delaware, all references to Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock in the Certificate of Incorporation of the Corporation are hereby eliminated, including, without limitation, those references set forth in Article FOURTH thereof.
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         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its duly authorized officer this ____ day of March, 1996.

                                           FUISZ TECHNOLOGIES LTD.


                                           By:
                                              --------------------------------
                                                Richard C. Fuisz, M.D.
                                                Secretary






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